UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2022

Relativity Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41283	86-3244927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o 3753 Howard Hughes Pkwy

Suite 200

Las Vegas, NV 89169

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 710-4420

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock, and one redeemable warrant	RACYU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	RACY	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one share of Class A common stock at an exercise price of $11.50	RACYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2022, Relativity Acquisition Corp. (the “Company”) held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s second amended and restated certificate of incorporation (the “Charter Amendment”) to extend the date by which the Company must consummate its initial business combination from February 15, 2023 to August 15, 2023 or such earlier date as determined by the Company’s board of directors (the “Board”), and to provide for up to two additional three-month extensions beyond August 15, 2023 for the period of time for the Company to consummate an initial business combination. The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on December 22, 2022.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, an aggregate of 17,307,033 shares of the Company’s common stock, which represents a quorum of the outstanding common stock entitled to vote as of the record date of November 25, 2022, were represented in person or by proxy at the Meeting. The Company’s stockholders approved the Charter Amendment (i) extending the date by which the Company has to consummate an initial business combination from February 15, 2023 to August 15, 2023, or such earlier date as determined by the Board; and (ii) providing for up to two additional three-month extensions for the period of time to consummate an initial business combination beyond August 15, 2023, provided that, for each such three-month extension, an aggregate amount of $1,000 from the Company’s working capital shall be deposited into the trust account in which the proceeds of the IPO were placed following the closing of the IPO (the “Trust Account”), without stockholder approval.

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain
16,551,028	755,439	0

In connection with the Meeting, stockholders holding 14,221,705 shares of Class A common stock (“Public Shares”) exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $146 million (approximately $10.29 per Public Share) will be removed from the Trust Account to pay such holders and approximately $1.6 million will remain in the Trust Account. Following redemptions, the Company will have 153,295 Public Shares outstanding.

As a result of stockholder approval of the Charter Amendment and the Company’s implementation thereof, an aggregate amount of $10,000 from the Company’s working capital as extension contribution shall be deposited in the Trust Account seven calendar days before February 15, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
3.1	Amendment to the Second Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Relativity Acquisition Corp.

	By:	/s/ Tarek Tabsh
		Name:	Tarek Tabsh
		Title:	Chief Executive Officer

Dated: December 28, 2022

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